Exhibit 99.1

CONTACT:
Brett Scott, Chief Financial Officer
949-453-0150
bscott@alsius.com

Alsius Corporation Reports Second Quarter 2007 Results
Announces $3 Million Warrant Repurchase Program

Irvine, Calif., August 14, 2007 -- Alsius Corporation (Nasdaq: ALUS), a worldwide leader in advanced patient temperature management therapies today reported financial results for its second quarter ended June 30, 2007. Revenue for the quarter increased 108% to $2.5 million, compared with $1.2 million in the second quarter of 2006. Gross margin increased to $0.3 million, up from $(0.3) million in the second quarter of 2006. Net loss for the second quarter of 2007 increased 11% to $5 million or $0.42 per share, from $4.5 million or $0.41 per share for the second quarter of 2006.  The company’s financial results are being reported for the first time since its listing on NASDAQ on July 12, 2007 as a result of its June 21 merger with Ithaka Acquisition Corporation.

“The quarter’s revenue growth reflects Alsius’ continued penetration of worldwide markets, a growing installed base of CoolGard systems, and increased catheter utilization. In addition, our gross margin gains reflect manufacturing improvements from increased production. Our net loss widened, as expected, as we made investments to drive further market penetration with an enhanced sales and marketing infrastructure,” said Bill Worthen, President and CEO.

Worthen also indicated that shortly after the close of the second quarter the company had been awarded an exclusive three-year sales, marketing and customer service contract from Amerinet, a market leading hospital group purchasing organization (GPO) serving more than 2,200 acute care facilities across the country. The agreement positions Alsius as the only provider to Amerinet hospitals of intravascular temperature management systems to administer patient cooling and warming therapy.

Warrant Repurchase Program

On August 9, 2007, Alsius' board of directors authorized a warrant repurchase program that enables the company to deploy up to $3 million to repurchase outstanding warrants from time to time in the open market, through block trades or otherwise, pursuant to applicable securities laws. Depending on market conditions and other relevant factors, Alsius may begin or suspend repurchases at any time without any prior notice. Any warrants acquired through the repurchase program will be cancelled. No time limit was set for completion of the program.

Outlook and Financial Guidance

Management's guidance for full-year 2007 revenues is in the range of $11.5 to $12.5 million.

Worthen commented, “We expect our historically robust revenue growth rate to continue.  We believe our high closure rate and recent wins clearly position us as the technologically superior solution.”

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Alsius Q207 Results
8/14/07

“We are reducing our guidance for full-year 2007 revenues for several reasons. Because it took longer than expected to close the Ithaka merger, we delayed new product launches and slowed regulatory activities in certain territories outside the U.S. until the merger was completed. In addition, because hospitals are using a more formal evaluation process to make their final purchase decisions, our selling cycle has lengthened,” Worthen noted.

Chairman of the Alsius Board of Directors Paul Brooke added, “The market for patient temperature management is stronger than ever. Hospitals worldwide are recognizing that they must move their temperature management technology to a new level in a variety of hospital settings, and we believe we are at the forefront of that momentum.”

Conference Call

Alsius will host a conference call and webcast on August 14, 2007 at 1:30 pm. PT.  To participate in the teleconference, participants in the U.S. and Canada may call 877-704-5384 while international callers should dial 913-312-1297. No password is required for the live teleconference. To access the webcast, please go to the Investor Relations page on our website www.alsius.com.

A replay of the conference call webcast will be available for two weeks beginning on August 14 90 minutes after the call has been completed. For replays, dial 719-457-0820 (U.S. and Canada) and 888-203-1112 (international).  The replay password is 2422310. An archived copy of the webcast will also be available in the Investor Relations tab of www.alsius.com.

ABOUT ALSIUS

Alsius, headquartered in Irvine, CA, is a commercial-stage medical device company that develops, manufactures and sells proprietary products to precisely control patient temperature in hospital critical care settings. Controlling body temperature, through cooling and warming, is becoming the standard of care for patients in certain critical conditions and those undergoing a variety of surgical procedures. Alsius markets a comprehensive suite of catheter-based intravascular temperature management products that address the need for effective, accurate, easy-to-use and cost-effective control of body temperature in critical care patients.

Alsius' products consist of the CoolGard and Thermogard systems and three families of single-use catheters. The systems are computer-controlled temperature regulation units that circulate cool or warm saline in a closed-loop through balloons that surround the catheters. Alsius' catheters are inserted into a major vein through a patient's neck or groin and achieve rapid and precise temperature management through contact with the patient's blood flow. Unlike conventional external temperature management products, such as cooling and warming blankets and ice packs, Alsius' intravascular products cool and warm the patient from the inside out, more effectively managing body temperature and allowing caregivers easier access to administer patient care. For more information, visit www.alsius.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Alsius' future business performance and expectations. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "position," "achieve," and similar expressions. These statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ significantly from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statements made herein, except as required by law.

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Alsius Q207 Results
8/14/07

ALSIUS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except share data)

	June 30, 2007	December 31, 2006
ASSETS
Current Assets:
Cash and cash equivalents	$43,039	$647
Accounts receivable, net of allowances of $19 and $13	2,212	1,517
Inventories	3,585	2,368
Prepaid expenses	336	189
Total current assets	49,172	4,721
Property and equipment, net	392	360
Evaluation equipment, net	706	636
Other assets	491	523
TOTAL	$50,761	$6,240

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$2,793	$2,361
Accrued liabilities	1,665	1,785
Current portion of promissory notes	4,167	9,318
Current portion of capital lease obligation	24	20
Total current liabilities	8,649	13,484
Long-term debt—less current portion	5,094	1,343
Warrant liabilities and embedded derivatives	—	5,030
Capital lease obligation	95	95
Total liabilities	13,838	19,952

Commitments and Contingencies (Note 12)

Redeemable common stock (Note 3)	5,501	—
Redeemable convertible preferred stock	—	46,643

Shareholders’ Equity (Deficit):
Preferred stock, $0.0001 par value—1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.0001 par value—75,000,000 shares authorized; 18,974,100 shares issued and outstanding at June 30, 2007	2	—
Common stock, no par value—20,000,000 shares authorized; 78,942 shares issued and outstanding at December 31, 2006	—	16,430
Additional paid-in capital	118,730	—
Deferred stock-based compensation	—	(793)
Accumulated deficit	(87,310)	(75,992)
Total shareholders’ equity (deficit)	31,422	(60,355)
TOTAL	$50,761	$6,240

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Alsius Q207 Results
8/14/07

ALSIUS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006

Revenue	$2,500	$1,227	$4,525	$2,249
Cost of revenue	2,169	1,479	4,114	3,017
Gross margin	331	(252)	411	(768)

Operating expenses:
Research and development	723	632	1,592	1,390
Sales and marketing	2,634	1,439	5,033	2,681
General and administrative	636	1,872	1,721	2,805
Total operating expenses	3,993	3,943	8,346	6,876
Loss from operations	(3,662)	(4,195)	(7,935)	(7,644)
Interest and dividend income	41	32	53	59
Interest expense	(1,488)	(365)	(3,355)	(512)
Other income (expense)	150	(5)	(81)	(78)
Net loss	$(4,959)	$(4,533)	$(11,318)	$(8,175)
Net loss per share- basic and diluted	$(0.42)	$(0.41)	$(0.99)	$(0.74)
Weighted average shares outstanding-basic and diluted	11,8532	10,974	11,416	10,974

SOURCE: Alsius Corporation

Alsius Corporation
Brett L. Scott, 949-453-0150
Chief Financial Officer

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